NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES REPORTS SECOND QUARTER 2022 RESULTS

•$367.8 million in sales, a 15.2 percent sequential and 28.7 percent year-over-year increase
•Net income of $14.4 million versus $8.1 million compared to Q2 2021
•GAAP diluted EPS of $0.74
• $32.6 million in earnings before interest, taxes, depreciation & amortization and other non-cash charges ("Adjusted EBITDA")
•Closed the acquisition of Cisco Air Systems, Inc.

Houston, TX – August 8, 2022 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced financial results for the second quarter ended June 30, 2022. The following are results for the three and six months ended June 30, 2022, compared to the three and six months ended June 30, 2021 and sequentially for the three months ended March 31, 2022, where appropriate. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

Second Quarter 2022 financial highlights:

•Sales increased 28.7 percent to $367.8 million, compared to $285.7 million for the second quarter of 2021 and approximately 15.2 percent compared to $319.4 million for the first quarter of 2022.
•Earnings per diluted share for the second quarter were $0.74 based upon 19.6 million diluted shares, compared to earnings of $0.41 per share in the second quarter of June 30, 2021, based on 20.1 million diluted shares.
•Net income for the second quarter was $14.4 million, compared to $8.1 million for the corresponding prior-year period.
•Adjusted earnings before interest, taxes, depreciation and amortization and other non-cash charges (Adjusted EBITDA) for the second quarter of 2022 was $32.6 million compared to $28.3 million for the first quarter of 2022 and $22.7 million for the second quarter of 2021.
David R. Little, Chairman and CEO remarked, “Our second quarter financial results reflect broad based strength across DXP. We are pleased with our sequential and year-over-year sales growth and continual strength in EBITDA margins. We have underlying business momentum while our industry continues to effectively manage through inflationary pressures. This resulted in operating leverage that produced earnings per share of $0.74. DXP's second quarter 2022 sales were $367.8 million, or a 28.7 percent increase over the second quarter of 2021. Organic sales for the quarter were $346.5 million and acquisitions contributed $21.3 million in sales. Adjusted EBITDA grew 43.8 percent.
During the second quarter, sales were $251.1 million for Service Centers, $57.8 million for Innovative Pumping Solutions and $58.9 million for Supply Chain Services. While the macro-environment continues to remain dynamic, we still see a strong second half of 2022 with good demand trends, acquisitions and strategic initiatives that will allow us to finish 2022 strong and position us for a better 2023. Thank you to all our customers and DXPeople."

Kent Yee, CFO, remarked, “We are pleased that we achieved diluted EPS of $0.74, with 80.5 percent year-over-year growth and Adjusted EBITDA of $32.6 million for the second quarter. Our second quarter year-over-year and sequential financial results continue to reflect the growth we have been experiencing over the last four quarters and reflect our financial goals to grow organically and through acquisition while diversifying our end market and business model exposure. Total debt outstanding as of June 30, 2022 was $354.2 million . DXP's secured leverage ratio or net debt to EBITDA ratio was 3.1:1.0 with a covenant EBITDA of $106.7 million for the last twelve months ending June 30, 2022. We expect to finish 2022 with strong momentum.”

Non-GAAP Financial Measures
DXP supplements reporting of net income with non-GAAP measurements, including EBITDA, adjusted EBITDA, free cash flow, non-GAAP net income and net debt. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA, adjusted EBITDA, free cash flow and non-GAAP net income referred to in this press release are included below under "Unaudited Reconciliation of Non-GAAP Financial Information."

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS
The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facility. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives. Free Cash Flow reconciles to the most directly comparable GAAP financial measure of cash flows from operations as provided below. We believe Free Cash Flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to fund acquisitions, make investments, repay debt obligations, repurchase company shares, and for certain other activities.

About DXP Enterprises, Inc.
DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include without limitation those about the Company’s expectations regarding the impact of the COVID-19 pandemic and the impact of low commodity prices of oil and gas; the Company's expectations regarding the filing of the Form 10-Q; the description of the anticipated changes in the Company's consolidated balance sheet and the results of operations and the Company's assessment of the impact of such anticipated changes; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; decreases in oil and natural gas prices; decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; inability of the Company or its independent auditors to complete the work necessary in order to file the Form 10-Q, in the expected time frame; unanticipated changes to the Company's operating results in the Form 10-Q as filed or in relation to prior periods, including as compared to the anticipated changes stated here; unanticipated impact of such changes and its materiality; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, economic risks related to the impact of COVID-19, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS ($ thousands, except for share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Sales	$367,812	$285,691	$687,223	$531,278
Cost of sales	263,550	200,413	488,076	374,370
Gross profit	104,262	85,278	199,147	156,908
Selling, general and administrative expenses	78,342	70,432	151,667	135,829
Operating income	25,920	14,846	47,480	21,079
Other (income) loss	839	(105)	1,377	(535)
Interest expense	5,615	5,337	10,777	10,580
Income before income taxes	19,466	9,614	35,326	11,034
Provision for income taxes	4,973	1,684	8,305	2,945
Net income	14,493	7,930	27,021	8,089
Net income (loss) attributable to NCI*	60	(189)	(53)	(401)
Net income attributable to DXP Enterprises, Inc.	14,433	8,119	27,074	8,490
Preferred stock dividend	22	22	45	45
Net income attributable to common shareholders	$14,411	$8,097	$27,029	$8,445

Diluted earnings per share attributable to DXP Enterprises, Inc.	$0.74	$0.41	$1.39	$0.42

Weighted average common shares and common equivalent shares outstanding	19,606	20,131	19,491	20,079

*NCI represents non-controlling interest

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Business segment financial highlights:

•Service Centers’ revenue for the second quarter was $251.1 million, a 14.8 percent sequential increase and an increase of 19.8 percent year-over-year with a 12.9 percent operating income margin.
•Innovative Pumping Solutions’ revenue for the second quarter was $57.8 million, a sequential increase of 8.9 percent and an increase of 57.3 percent year-over-year with a 15.1 percent operating income margin.
•Supply Chain Services’ revenue for the second quarter was $58.9 million, a 23.9 percent sequential increase and an increase of 49.8 percent year-over-year with a 8.4 percent operating income margin.

SEGMENT DATA
($ thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Sales	2022	2021	2022	2021
Service Centers	$251,098	$209,633	$469,894	$396,002
Innovative Pumping Solutions	57,788	36,727	110,846	59,972
Supply Chain Services	58,926	39,331	106,483	75,304
Total DXP Sales	$367,812	$285,691	$687,223	$531,278

	Three Months Ended June 30,		Six Months Ended June 30,
Operating Income	2022	2021	2022	2021
Service Centers	$32,368	$26,300	$59,719	$48,437
Innovative Pumping Solutions	8,726	4,803	15,795	5,751
Supply Chain Services	4,958	3,488	8,978	5,810
Total segments operating income	$46,052	$34,591	$84,492	$59,998

Reconciliation of Operating Income for Reportable Segments
($ thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating income for reportable segments	$46,052	$34,591	$84,492	$59,998
Adjustment for:
Amortization of intangibles	4,591	4,306	8,826	8,452
Corporate expenses	15,541	15,439	28,186	30,467
Total operating income	$25,920	$14,846	$47,480	$21,079
Interest expense	5,615	5,337	10,777	10,580
Other (income) loss	839	(105)	1,377	(535)
Income before income taxes	$19,466	$9,614	$35,326	$11,034

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands)

The following table is a reconciliation of EBITDA and Adjusted EBITDA, non-GAAP financial measures, to income before taxes, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Income before income taxes	19,466	9,614	35,326	11,034
Plus: interest expense	5,615	5,337	10,777	10,580
Plus: depreciation and amortization	7,080	6,958	13,832	13,584
EBITDA	$32,161	$21,909	$59,935	$35,198

Plus: NCI income (loss) before tax*	(45)	315	68	598
Plus: stock compensation expense	493	460	863	840
Adjusted EBITDA	$32,609	$22,684	$60,866	$36,636
* NCI represents non-controlling interest

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ thousands)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash	$20,574	$48,989
Restricted cash	91	91
Accounts receivable, net of allowances for doubtful accounts	273,310	218,137
Inventories	119,694	100,894
Costs and estimated profits in excess of billings	25,655	17,193
Prepaid expenses and other current assets	13,645	9,522
Income taxes receivable	316	9,748
Total current assets	$453,285	$404,574
Property and equipment, net	49,974	51,880
Goodwill	334,779	296,541
Other intangible assets, net of accumulated amortization	83,131	79,205
Operating lease right-of-use assets	59,898	57,221
Other long-term assets	3,823	4,806
Total assets	$984,890	$894,227

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of debt	$32,424	$3,300
Trade accounts payable	103,641	77,842
Accrued wages and benefits	28,749	23,006
Customer advances	17,465	12,924
Billings in excess of costs and estimated profits	2,076	3,581
Federal income taxes payable	1,423	0
Current-portion operating lease liabilities	18,418	18,203
Other current liabilities	33,331	42,206
Total current liabilities	$237,527	$181,062
Long-term debt, less unamortized debt issuance costs	314,663	315,397
Long-term operating lease liabilities	42,316	39,922
Other long-term liabilities	3,893	3,603
Deferred income taxes	10,905	7,516
Total long-term liabilities	$371,777	$366,438
Total Liabilities	$609,304	$547,500
Equity:
Total DXP Enterprises, Inc. equity	375,586	346,674
Non-controlling interest	0	53
Total Equity	$375,586	$346,727
Total liabilities and equity	$984,890	$894,227

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands)

The following table is a reconciliation of free cash flow, a non-GAAP financial measure, to cash flow from operating activities, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net cash from operating activities	$3,005	$7,788	$5,686	$16,206
Less: purchases of property and equipment	(1,108)	(846)	(1,848)	(1,526)
Plus: proceeds from sales of property & equipment	—	—	—	1,297
Free cash flow	$1,897	$6,942	$3,838	$15,977

Note: Supplemental non-cash items include share repurchases which have been excluded.